AVONDALE FUNDS

CODE OF ETHICS FOR PRINCIPAL EXECUTIVE AND

SENIOR FINANCIAL OFFICERS

I.   Covered Officers/Purpose of the Code

This code of ethics (the "Code") applies to the Principal Executive Officer and Principal Financial Officer and those serving similar functions (the "Covered Officers" each of whom is set forth in Exhibit A) of the Avondale Funds (the "Company") for the purpose of promoting:

-

honest and ethical conduct, including the ethical handling of actual or apparent conflicts of interest between personal and professional relationships;

-

full, fair, accurate, timely and understandable disclosure in reports and documents that a Company files with, or submits to, the Securities and Exchange Commission ("SEC") and in other public communications made by a Company;

-

compliance with applicable laws and governmental rules and regulations;

-

the prompt internal reporting of violations of this Code to an appropriate person or persons identified in this Code; and

-

accountability for adherence to this Code.

     Each Covered Officer should adhere to a high standard of business ethics and should be sensitive to situations that may give rise to actual as well as apparent conflicts of interest.

II.  Covered Officers Should Handle  Ethically Actual and Apparent  Conflicts of Interest

Overview.  A "conflict of interest" occurs when a Covered Officer's private interests interfere with the interests of, or the Covered Officer's service to, the Company. For example, a conflict of interest would arise if a Covered Officer, or a member of the Covered Officer's family, receives improper personal benefits as a result of the Covered Officer's position with the Company.

Certain  conflicts  of  interest  arise  out of the  relationships  between Covered  Officers  and a Company and already are subject to conflict of interest provisions in the Investment Company Act of 1940 ("Investment  Company Act") and the Investment  Advisers Act of 1940  ("Investment  Advisers Act"). For example, Covered Officers may not individually engage in certain transactions (such as the purchase or sale of securities or other property) with a Company because of their status as "affiliated persons" of the Company.  This Code does not, and is not intended to, repeat or replace any compliance programs and procedures of any Company or the investment adviser designed to prevent, or identify and correct, violations of the Investment Company Act and the Investment Advisers Act.

Although  typically not  presenting an  opportunity  for improper  personal benefit,  conflicts arise from, or as a result of, the contractual  relationship between a Company  and an  investment  adviser or the  administrator  of which a Covered  Officer  is also  an  officer  or  employee.  As a result, this Code recognizes that the Covered Officers will, in the normal course of their duties, whether formally for a Company or the administrator, be involved in establishing policies and implementing decisions that will have different effects on the adviser or the administrator and the Company.  The participation of the Covered officers in such activities is inherent in the contractual relationship between a Company and the administrator and is consistent with the performance by the Covered Officers of their duties as officers of the Company. Thus, if performed in conformity with the provisions of the Investment Company Act, such activities will be deemed to have been handled ethically.  In addition, it is recognized by each Company's Board of Trustees ("Board") that the Covered Officers may also be officers or employees of one or more investment companies covered by other codes.

Other  conflicts  of  interest  are  covered  by  this  Code,  even if such conflicts of interest are not subject to  provisions in the  Investment  Company Act and the  Investment  Advisers Act. The following list provides examples of conflicts of interest under this Code, but Covered Officers should keep in mind that these examples are not exhaustive.  The overarching principle is that the personal interest of a Covered Officer should not be placed improperly before the interest of any Company.

     Each Covered Officer must:

o

not use personal influence or personal relationships improperly to influence  investment  decisions or  financial  reporting by a Company whereby the Covered Officer would benefit  personally to the detriment of the Company;

o

not cause a Company to take action,  or fail to take  action,  for the individual  personal  benefit of the Covered  Officer  rather than the benefit of the Company;

o

not use material non-public  knowledge of portfolio  transactions made or contemplated  for a Company to trade  personally or cause others to trade  personally  in  contemplation  of the  market  effect  of  such transactions;

o

report  at least  annually  any  affiliations  or other  relationships related to  conflicts  of interest  that the  Company's  Trustees  and Officers Questionnaire covers.

The Secretary of each Company shall be designated the Compliance Officer of the Company, solely for purposes of this Code of Ethics.  There are some conflict of interest situations that should always be discussed with the Compliance Officer of a Company, if material. Examples of these include:

o

service as a director on the board of any public company;

o

the receipt of any non-nominal gifts;

o

the receipt of any entertainment from any company with which a Company has current or prospective business dealings unless such entertainment is  business-related,  reasonable in cost,  appropriate as to time and place, and not so frequent as to raise any questions of impropriety;

o

any  ownership  interest  in,  or  any   consulting   or  employment relationship  with, any Company's  service  providers,  other than its principal underwriter, administrator or any affiliated person thereof; and

o

a direct or indirect  financial  interest in commissions,  transaction charges,  soft  dollar  credits  or  spreads  paid  by a  Company  for effecting  portfolio  transactions or for selling or redeeming  shares other than an interest arising from the Covered Officer's  employment, such as compensation or equity ownership.

III. Disclosure and Compliance

o

Each Covered Officer should familiarize himself with the disclosure requirements generally applicable to each Company.

o

Each Covered Officer should not knowingly misrepresent, or cause others to misrepresent, facts about a Company to others, whether within or outside the Company, including to the Company's directors and auditors, and to governmental regulators and self-regulatory organizations.

o

Each Covered Officer should, to the extent appropriate within the Covered Officer's area of responsibility, consult with other officers and employees of each Company and of the advisers or the administrator with the goal of promoting full, fair, accurate, timely and understandable disclosure in the reports and documents the Company files with, or submits to, the SEC and in other public communications made by the Company.

o

It is the responsibility of each Covered Officer to promote compliance with the standards and restrictions imposed by applicable laws, rules and regulations.

IV.  Reporting and Accountability

     Each Covered Officer must:

o

upon adoption of this Code (or thereafter as applicable, upon becoming a Covered Officer), affirm in writing to the Board that the Covered Officer has received, read, and understands this Code;

o

annually thereafter affirm to the Board that the Covered Officer has complied with the requirements of this Code;

o

not retaliate against any other Covered Officer or any employee of a Company or their affiliated persons for reports of potential violations that are made in good faith; and

o

notify the Compliance Officer promptly if the Covered Officer knows of any violation of this Code.  Failure to do so is itself a violation of this Code.

The Compliance Officer is responsible for applying this Code to specific situations in which questions are presented under it and has the authority to interpret this Code in any particular situation. However, any approvals or waivers sought by a Covered Officer will be considered by the Audit Committee (the "Committee"), which will make recommendations to the Board.

   Each Company will follow these procedures in investigating and enforcing this Code:

o

the Compliance Officer for the Company will take all appropriate action to investigate any potential violations reported to the Compliance Officer;

o

the Compliance Officer will review with the outside legal counsel to the Company the findings and conclusions of such investigation;

o

if, after such investigation and review, the Compliance Officer believes that no violation has occurred, the Compliance Officer is not required to take any further action;

o

any matter that the Compliance Officer believes is a violation will be reported to the Committee;

o

if the Committee concurs that a violation has occurred, it will inform and make a recommendation to the  Board, which will consider appropriate action, which may include review of, and appropriate modifications to, applicable policies and procedures (including changes to this Code); notification of the violation to appropriate personnel of the investment adviser or the administrator or its board; or a recommendation to take disciplinary action against the Covered Officer, which may include, without limitation, dismissal;

o

the Board will be responsible for granting waivers, as appropriate; and

o

any changes to or waivers of this Code will, to the extent required, be disclosed as provided by SEC rules on Form N-CSR.

V.   Other Policies and Procedures

This Code shall be the sole code of ethics adopted by each Company for purposes of Section 406 of the Sarbanes-Oxley Act and the rules and forms applicable to registered investment companies thereunder. Each Company's and its investment advisers' and underwriters codes of ethics under Rule 17j-1 under the Investment Company Act are separate requirements applying to the Covered Officers and others, and are not part of this Code.

VI.  Amendments

Any amendments to this Code, other than amendments to Exhibit A, must be approved or ratified by a majority vote of the Board, including a majority of independent trustees.

VII. Confidentiality

To the extent possible, all records, reports and other information prepared, maintained or acquired pursuant to this Code will be treated as confidential, it being understood that it may be necessary or advisable, that certain matters be disclosed to third parties (e.g., to the board of directors or officers of the adviser or the administrator).

VIII. Internal Use

This Code is intended solely for the internal use by each Company and does not constitute an admission, by or on behalf of the Company, as to any fact, circumstance, or legal conclusion.

Adopted: September 22, 2014

Exhibit A

Persons Covered by this Code of Ethics

Scott Krisiloff

Exhibit B

Avondale Funds

Covered Officer Affirmation of Understanding

In accordance with Section IV of the Code of Ethics for Principal Executive and Senior Financial Officers (the "Code"), the undersigned Covered Officer of the Company (as defined in the Code) hereby affirms to the Board that the Covered Officer has received, read, and understands the Code.

Date: ___________________

__________________________________

Covered Officer

Exhibit C

Avondale Funds

Covered Officer Annual Affirmation

For the period:   to

In accordance with Section IV of the Code of Ethics for Principal Executive and Senior Financial Officers (the "Code"), the undersigned Covered Officer of the Company (as defined in the Code) hereby affirms to the Board that the Covered Officer, at all times during the period for which this affirmation is given, has complied with each of the requirements of the Code.

Date: ___________________

__________________________

Covered Officer